U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

           DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                          SEPTEMBER 22, 2003


                       KAYENTA KREATIONS, INC.
        (Exact name of registrant as specified in its charter)


      NEVADA                       333-4066        87-0554463
(State or other jurisdiction of  (Commission    (I.R.S. Employer
incorporation or organization)   File Number)   Identification No.)


    311 South State Street, Suite 460, Salt Lake City, Utah 84111
               (Address of principal executive offices)

                            (801) 364-9262
         (Registrant's telephone number, including area code)


(Former name, former address and former fiscal year, if changed since last report)




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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Effective September 22, 2003, David T. Thomson P.C. resigned as the registrant's certifying accountant. The decision to change accountants was not made or recommended by the board of directors or an audit or similar committee of the registrant's board of directors, but was made solely by Mr. Thomson. The audit reports of David T. Thomson P.C. on the registrant's financial statements for each of the past two years ended December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope, or accounting principles; such reports did include an explanatory paragraph discussing an uncertainty as to the registrant's ability to continue as a going concern. There were no disagreements with the former accountant, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountant's satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports for such years.


Effective October 6, 2003, Pritchett, Siler, & Hardy, P.C. was selected as the registrant's new certifying accountant for the year ended December 31, 2003. Neither the issuer nor anyone acting on its behalf, consulted the new accountant regarding the application of accounting principles to any specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the issuer's financial statements.

                              SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



Kayenta Kreations, Inc.



By:     /s/ Brenda White
Date:      October 7, 2003
     Brenda White, President and Secretary/Treasurer
     Chief Executive Officer and
     Chief Financial Officer